PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
Eric R. Newell
July 24, 2024	240.497.1796
EAGLE BANCORP, INC. ANNOUNCES SECOND QUARTER 2024 RESULTS
Eagle grows Common Equity Tier 1 Capital and Tier 1 Capital leverage ratio to 13.9% and 10.6%, respectively

BETHESDA, MD, Eagle Bancorp, Inc. (NASDAQ: EGBN), ("Eagle", "the Company", "we", "us", "our"), the Bethesda-based parent company of EagleBank (the "Bank"), reported its unaudited results for the second quarter ended June 30, 2024.
Eagle recorded a $104.2 million impairment in the value of goodwill and a resulting net loss of $83.8 million or $2.78 per share for the second quarter 2024. The goodwill impairment does not impact our cash, liquidity ratios, core operating performance, or regulatory capital ratios. Operating net income1, adjusted to exclude the impairment charge on goodwill, was $20.4 million or $0.67 per diluted share. We increased the Tier 1 capital leverage ratio to 10.6% and continue to grow the number of core deposit relationships.

"The Company's operating results materially improved from the first quarter due to a normalization of charge-offs from our loan portfolio. We continue to execute on our strategic plan as evidenced by initiatives such as the addition of the Expatriate Banking Services Division and the continued success of our digital banking channel driving our objective of further diversification of deposits and reducing the use of wholesale funding sources" said Susan G. Riel, President and Chief Executive Officer of the Company.
Ms. Riel continued, "I'm encouraged by our team's continued resilience, consistently upholding our brand and community role while serving as trusted partners to our customers. I am excited about EagleBank’s future prospects and its capacity to support our communities and customers for years ahead."
Eric R. Newell, Chief Financial Officer of the Company said, "While the Company experienced a net loss on a GAAP basis due to the impairment charge on goodwill, operating performance significantly improved from last quarter evidenced by operating net income1 increasing $20.7 million to $20.4 million in the second quarter. We continued to build our reserve for credit losses, with coverage to total held for investment loans at 1.33% increasing 8 basis points from last quarter. Common equity tier one capital
1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measure that accompany this document.

increased to 13.9% and our tangible common equity1 ratio exceeds 10%. Our efforts remain laser focused on the continued implementation of our strategic objectives2."
Ms. Riel added, "I thank all of our employees for their hard work and dedication. Additionally, we remain committed to a culture of respect, diversity and inclusion in both the workplace and the communities we serve."
Second Quarter 2024 Highlights
•The ACL as a percentage of total held for investment loans was 1.33% at quarter-end; up from 1.25% at the prior quarter-end. Performing office coverage3 was 4.05% at quarter-end; as compared to 3.67% at the prior quarter-end.
•Nonperforming assets increased $6.7 million as of June 30, 2024 and were 0.88% of total assets compared to 0.79% as of March 31, 2024 largely due to increases from construction and income producing commercial real estate loans.
•Net charge-offs for the second quarter were 0.11% compared to 1.07% for the first quarter 2024. The decline in charge-offs reflects a charge-off in the first quarter that did not repeat in the second quarter.
•The net interest margin ("NIM") declined slightly to 2.40% for the second quarter 2024, compared to 2.43% for the prior quarter. While interest rates on earning assets remained stable, we saw costs on interest bearing liabilities increase 8 basis points driven by refinancing of maturing Bank Term Funding Program (“BTFP”) borrowings with Federal Home Loan Bank of Atlanta (“FHLB”) borrowings toward the end of the first quarter.
•The Company declared a quarterly dividend of $0.45 per share.
•At quarter-end, the common equity ratio, tangible common equity ratio, and common equity tier 1 capital (to risk-weighted assets) ratio were 10.35%, 10.35%, and 13.92%, respectively.
•Loans at quarter-end were $8.0 billion, up $19.0 million, or 0.2%, from the prior quarter-end.
•Deposits at quarter-end were $8.3 billion, down $234.1 million, or 2.8%, from the prior quarter-end. The decrease was primarily attributable to a decline in deposits from a third party payment processor related to the fluctuations in deposit levels resulting from its business, as well as a decline in public and brokered funding. Period end deposits have increased $549 million when compared to June 30, 2023.
•Total estimated insured deposits at quarter-end were $6.0 billion, or 72.5% of deposits.
•Total on-balance sheet liquidity and available capacity was $4.0 billion at quarter-end. Capacity was increased from the prior quarter as a result of pledging additional collateral to the FRB Discount window.
Income Statement
•Net interest income was $71.4 million for the second quarter 2024, compared to $74.7 million for the prior quarter. The decrease in net interest income was primarily driven by a decrease in the average balances of deposits held with other banks offset by lower average interest bearing liabilities with a higher rate during the second quarter as compared to the first quarter.
2 Refer to the 2nd Quarter 2024 Earnings Presentation that accompanies this release for further detail on the strategic objectives of the Company.
3 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total loans.

•Provision for credit losses was $9.0 million for the second quarter 2024, compared to $35.2 million for the prior quarter. The provision for the second quarter was driven by updates to the qualitative components of the CECL model. The decrease in the provision quarter over quarter reflects a higher provision in the first quarter due to a significant charge-off that did not repeat in the second quarter.
•Noninterest income was $5.3 million for the second quarter 2024, compared to $3.6 million for the prior quarter. The primary driver for the increase related to other income associated with the sale of a small mortgage servicing rights portfolio related to the FHA Multifamily business.
•Noninterest expense was $146.5 million for the second quarter 2024, compared to $40.0 million for the prior quarter. The increase over the comparative quarters was primarily due to a goodwill impairment charge of $104.2 million in the second quarter 2024. Excluding the goodwill impairment charge, our operating noninterest expense4 was $42.3 million for the second quarter 2024. Aside from the goodwill impairment charge, the increase was associated with other expenses lead by real estate taxes.

Loans and Funding
•Total loans were $8.0 billion at June 30, 2024, up 0.2% from the prior quarter-end. The increase in total loans was driven by increased fundings of ongoing construction projects for commercial and residential properties, partially offset by a reduction in commercial loans from the prior quarter-end.
At June 30, 2024, income-producing commercial real estate loans secured by office properties other than owner-occupied properties were 11.3% of the total loan portfolio at principal, up from 11.2% at the prior quarter-end.
•Total deposits were $8.3 billion at June 30, 2024, down 2.8% from the prior quarter-end. The decrease was primarily attributable to a decline in deposits from a third party payment processor related to the fluctuations in deposit levels resulting from its business, as well as declines in some public and brokered funding.
•Borrowings were $1.7 billion at June 30, 2024, down 0.6% from the prior quarter-end.
Asset Quality
•Allowance for credit losses was 1.33% of total loans at June 30, 2024, compared to 1.25% at the prior quarter-end. Performing office coverage was 4.05% at quarter-end; as compared to 3.67% at the prior quarter-end.
•Net charge-offs were $2.3 million for the quarter compared to $21.4 million in the first quarter of 2024.
•Nonperforming assets were $98.9 million at June 30, 2024.
◦NPAs as a percentage of assets were 0.88% at June 30, 2024, compared to 0.79% at the prior quarter-end. At June 30, 2024, other real estate owned consisted of four properties with an aggregate carrying value of $773 thousand.
◦Loans 30-89 days past due were $8.4 million at June 30, 2024, down from $31.1 million at the prior.
4 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measure that accompany this document.

Capital
•Total shareholders' equity was $1.2 billion at June 30, 2024, down 7.1% from the prior quarter-end. The decrease in shareholders' equity of $90.0 million was primarily due to a goodwill impairment charge of $104.2 million.
•Book value per share was $38.75, down $2.97 from the prior quarter-end.
•Tangible book value per share5 was $38.74, up $0.48 from the prior quarter-end.

Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended June 30, 2024 as compared to the three months ended March 31, 2024 and June 30, 2023, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the SEC.
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.
Conference call: Eagle Bancorp will host a conference call to discuss its second quarter 2024 financial results on Thursday, July 25, 2024 at 10:00 a.m. Eastern Time.
The listen-only webcast can be accessed at:
•https://edge.media-server.com/mmc/p/psn698x6/
•For analysts who wish to participate in the conference call, please register at the following URL:
https://register.vevent.com/register/BId373c2f4d3af4a28a271e79bee6e0bca
•A replay of the conference call will be available on the Company's website through August 8, 2024: https://www.eaglebankcorp.com/
Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including volatility in interest rates and interest rate policy; the current inflationary environment; competitive factors) and other conditions (such as the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report
5 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measure that accompany this document.

on Form 10-K for the year ended December 31, 2023 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters' performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2024	2024	2023
Interest Income
Interest and fees on loans	$137,616	$137,994	$128,993
Interest and dividends on investment securities	12,405	12,680	14,241
Interest on balances with other banks and short-term investments	19,568	24,862	13,229
Interest on federal funds sold	142	66	47
Total interest income	169,731	175,602	156,510
Interest Expense
Interest on deposits	76,846	79,383	59,422
Interest on customer repurchase agreements	330	315	333
Interest on borrowings	21,202	21,206	24,944
Total interest expense	98,378	100,904	84,699
Net Interest Income	71,353	74,698	71,811
Provision for Credit Losses	8,959	35,175	5,238
Provision for Credit Losses for Unfunded Commitments	608	456	318
Net Interest Income After Provision for Credit Losses	61,786	39,067	66,255

Noninterest Income
Service charges on deposits	1,653	1,699	1,626
Gain on sale of loans	37	—	95
Net gain on sale of investment securities	3	4	2
Increase in cash surrender value of bank-owned life insurance	709	703	648
Other income	2,930	1,183	6,224
Total noninterest income	5,332	3,589	8,595
Noninterest Expense
Salaries and employee benefits	21,770	21,726	21,957
Premises and equipment expenses	2,894	3,059	3,227
Marketing and advertising	1,662	859	884
Data processing	3,495	3,293	3,354
Legal, accounting and professional fees	2,705	2,507	2,649
FDIC insurance	5,917	6,412	2,581
Goodwill impairment	104,168	—	—
Other expenses	3,880	2,141	3,326
Total noninterest expense	146,491	39,997	37,978
(Loss) Income Before Income Tax Expense	(79,373)	2,659	36,872
Income Tax Expense	4,429	2,997	8,180
Net (Loss) Income	$(83,802)	$(338)	$28,692

(Loss) Earnings Per Common Share
Basic	$(2.78)	$(0.01)	$0.94
Diluted	$(2.78)	$(0.01)	$0.94

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	June 30,	March 31,	June 30,
	2024	2024	2023
Assets
Cash and due from banks	$10,803	$10,076	$9,865
Federal funds sold	5,802	11,343	3,981
Interest-bearing deposits with banks and other short-term investments	526,228	696,453	174,072
Investment securities available-for-sale at fair value (amortized cost of $1,584,435, $1,613,659, and $1,732,722, respectively, and allowance for credit losses of $17, $17 and $17, respectively)	1,420,618	1,445,034	1,535,589
Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $2,012, $1,957 and $2,010, respectively (fair value of $856,275, $878,159 and $923,313, respectively)	982,955	1,000,732	1,055,181
Federal Reserve and Federal Home Loan Bank stock	54,274	54,678	46,199
Loans held for sale	5,000	—	—
Loans	8,001,739	7,982,702	7,766,719
Less: allowance for credit losses	(106,301)	(99,684)	(78,029)
Loans, net	7,895,438	7,883,018	7,688,690
Premises and equipment, net	8,788	9,504	11,979
Operating lease right-of-use assets	16,250	17,679	21,580
Deferred income taxes	86,236	87,813	92,574
Bank-owned life insurance	114,333	113,624	111,565
Goodwill and intangible assets, net	129	104,611	104,220
Other real estate owned	773	773	1,487
Other assets	174,396	177,310	177,759
Total Assets	$11,302,023	$11,612,648	$11,034,741
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$1,693,955	$1,835,524	$2,010,353
Interest-bearing transaction	1,123,980	1,207,566	930,308
Savings and money market	3,165,314	3,235,391	2,791,040
Time deposits	2,284,099	2,222,958	1,986,426
Total deposits	8,267,348	8,501,439	7,718,127
Customer repurchase agreements	39,220	37,059	37,017
Borrowings	1,659,979	1,669,948	1,906,615
Operating lease liabilities	20,016	21,611	26,007
Reserve for unfunded commitments	6,653	6,045	7,023
Other liabilities	139,348	117,133	120,186
Total Liabilities	10,132,564	10,353,235	9,814,975
Shareholders' Equity
Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,180,482, 30,185,732, and 29,912,082, respectively	297	297	296
Additional paid-in capital	380,142	377,334	370,278
Retained earnings	949,863	1,047,550	1,040,779
Accumulated other comprehensive loss	(160,843)	(165,768)	(191,587)
Total Shareholders' Equity	1,169,459	1,259,413	1,219,766
Total Liabilities and Shareholders' Equity	$11,302,023	$11,612,648	$11,034,741

Loan Mix and Asset Quality
(Dollars in thousands)

	June 30,		March 31,		June 30,
	2024		2024		2023
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:
Commercial	$1,238,261	15%	$1,473,766	18%	$1,431,284	18%
PPP loans	407	—%	528	—%	649	—%
Income producing - commercial real estate	4,217,525	53%	4,094,614	51%	4,086,049	53%
Owner occupied - commercial real estate	1,263,714	16%	1,172,239	15%	1,122,334	14%
Real estate mortgage - residential	61,338	1%	73,396	1%	76,596	1%
Construction - commercial and residential	1,063,764	13%	969,766	12%	862,869	11%
Construction - C&I (owner occupied)	99,526	1%	132,021	2%	132,843	2%
Home equity	52,773	1%	51,964	1%	53,934	1%
Other consumer	4,431	—%	401	—%	161	—%
Total loans	$8,001,739	100%	$7,968,695	100%	$7,766,719	100%

	Three Months Ended or As Of
	June 30,	March 31,	June 30,
	2024	2024	2023
Asset Quality:
Net charge-offs	$2,285	$21,430	$5,598
Nonperforming loans	$98,169	$91,491	$29,098
Other real estate owned	$773	$773	$1,487
Nonperforming assets	$98,942	$92,264	$30,585
Special mention	$307,906	$265,348	$155,810
Substandard	$408,311	$361,776	$219,045

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2024			March 31, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest-bearing deposits with other banks and other short-term investments	$1,455,007	$19,568	5.41%	$1,841,771	$24,862	5.43%
Loans held for sale (1)	8,045	100	5.00%	—	—	—%
Loans (1) (2)	$8,003,206	137,516	6.91%	7,988,941	137,994	6.95%
Investment securities available-for-sale (2)	1,478,856	7,048	1.92%	1,516,503	7,247	1.92%
Investment securities held-to-maturity (2)	995,274	5,357	2.16%	1,011,231	5,433	2.16%
Federal funds sold	13,058	142	4.37%	7,051	66	3.76%
Total interest earning assets	11,953,446	$169,731	5.71%	12,365,497	$175,602	5.71%
Total noninterest earning assets	510,725			508,987
Less: allowance for credit losses	(102,671)			(90,014)
Total noninterest earning assets	408,054			418,973
TOTAL ASSETS	$12,361,500			$12,784,470

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest-bearing transaction	$1,636,795	$16,100	3.96%	$1,833,493	$16,830	3.69%
Savings and money market	3,321,001	33,451	4.05%	3,423,388	35,930	4.22%
Time deposits	2,215,693	27,295	4.95%	2,187,320	26,623	4.90%
Total interest bearing deposits	7,173,489	76,846	4.31%	7,444,201	79,383	4.29%
Customer repurchase agreements	38,599	330	3.44%	36,084	315	3.51%
Borrowings	1,682,684	21,202	5.07%	1,796,863	21,206	4.75%
Total interest bearing liabilities	8,894,772	$98,378	4.45%	9,277,148	$100,904	4.37%
Noninterest bearing liabilities:
Noninterest bearing demand	2,051,777			2,057,460
Other liabilities	151,324			160,206
Total noninterest bearing liabilities	2,203,101			2,217,666
Shareholders' equity	1,263,627			1,289,656
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,361,500			$12,784,470
Net interest income		$71,353			$74,698
Net interest spread			1.26%			1.34%
Net interest margin			2.40%			2.43%
Cost of funds			3.61%			3.58%
(1)Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.8 million and $5.1 million for the three months ended June 30, 2024 and March 31, 2024, respectively.
(2)Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,
	2024			2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$1,455,007	$19,568	5.41%	$1,053,961	$13,229	5.03%
Loans held for sale (1)	8,045	100	5.00%	813	13	6.40%
Loans (1) (2)	8,003,206	137,516	6.91%	7,790,555	128,980	6.64%
Investment securities available-for-sale (2)	1,478,856	7,048	1.92%	1,626,330	8,526	2.10%
Investment securities held-to-maturity (2)	995,274	5,357	2.16%	1,068,755	5,715	2.14%
Federal funds sold	13,058	142	4.37%	5,636	47	3.34%
Total interest earning assets	11,953,446	$169,731	5.71%	11,546,050	$156,510	5.44%
Total noninterest earning assets	510,725			492,426
Less: allowance for credit losses	(102,671)			(78,365)
Total noninterest earning assets	408,054			414,061
TOTAL ASSETS	$12,361,500			$11,960,111

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$1,636,795	$16,100	3.96%	$1,312,710	$10,640	3.25%
Savings and money market	3,321,001	33,451	4.05%	2,967,678	30,861	4.17%
Time deposits	2,215,693	27,295	4.95%	1,675,690	17,921	4.29%
Total interest bearing deposits	7,173,489	76,846	4.31%	5,956,078	59,422	4.00%
Customer repurchase agreements	38,599	330	3.44%	41,105	333	3.25%
Borrowings	1,682,684	21,202	5.07%	2,061,402	24,944	4.85%
Total interest bearing liabilities	8,894,772	$98,378	4.45%	8,058,585	$84,699	4.22%
Noninterest bearing liabilities:
Noninterest bearing demand	2,051,777			2,558,860
Other liabilities	151,324			97,019
Total noninterest bearing liabilities	2,203,101			2,655,879
Shareholders' equity	1,263,627			1,245,647
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,361,500			$11,960,111
Net interest income		$71,353			$71,811
Net interest spread			1.26%			1.22%
Net interest margin			2.40%			2.49%
Cost of funds			3.61%			3.20%
(1)Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.8 million and $7.9 million for the three months ended June 30, 2024 and 2023, respectively.
(2)Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
Income Statements:	2024	2024	2023	2023	2023	2023	2022	2022
Total interest income	$169,731	$175,602	$167,421	$161,149	$156,510	$140,247	$129,130	$111,527
Total interest expense	98,378	100,904	94,429	90,430	84,699	65,223	43,530	27,630
Net interest income	71,353	74,698	72,992	70,719	71,811	75,024	85,600	83,897
Provision for (reversal of) credit losses	8,959	35,175	14,490	5,644	5,238	6,164	(464)	3,022
Provision for (reversal of) credit losses for unfunded commitments	608	456	(594)	(839)	318	848	161	774
Net interest income after provision for (reversal of) credit losses	61,786	39,067	59,096	65,914	66,255	68,012	85,903	80,101
Noninterest income before investment gain (loss)	5,329	3,585	2,891	6,342	8,593	3,721	5,326	5,304
Net gain (loss) on sale of investment securities	3	4	3	5	2	(21)	3	4
Total noninterest income	5,332	3,589	2,894	6,347	8,595	3,700	5,329	5,308
Salaries and employee benefits	21,770	21,726	18,416	21,549	21,957	24,174	23,691	21,538
Premises and equipment expenses	2,894	3,059	2,967	3,095	3,227	3,317	3,292	3,275
Marketing and advertising	1,662	859	1,071	768	884	636	1,290	1,181
Goodwill impairment	104,168	—	—	—	—	—	—	—
Other expenses	15,997	14,353	14,644	12,221	11,910	12,457	10,645	10,212
Total noninterest expense	146,491	39,997	37,098	37,633	37,978	40,584	38,918	36,206
(Loss) income before income tax expense	(79,373)	2,659	24,892	34,628	36,872	31,128	52,314	49,203
Income tax expense	4,429	2,997	4,667	7,245	8,180	6,894	10,121	11,906
Net (loss) income	$(83,802)	$(338)	$20,225	$27,383	$28,692	$24,234	$42,193	$37,297
Per Share Data:
(Loss) earnings per weighted average common share, basic	$(2.78)	$(0.01)	$0.68	$0.91	$0.94	$0.78	$1.32	$1.16
(Loss) earnings per weighted average common share, diluted	$(2.78)	$(0.01)	$0.67	$0.91	$0.94	$0.78	$1.32	$1.16
Weighted average common shares outstanding, basic	30,185,609	30,068,173	29,925,557	29,910,218	30,454,766	31,109,267	31,819,631	32,084,464
Weighted average common shares outstanding, diluted	30,185,609	30,068,173	29,966,962	29,944,692	30,505,468	31,180,346	31,898,619	32,155,678
Actual shares outstanding at period end	30,180,482	30,185,732	29,925,612	29,917,982	29,912,082	31,111,647	31,346,903	32,082,321
Book value per common share at period end	$38.75	$41.72	$42.58	$40.64	$40.78	$39.92	$39.18	$38.02
Tangible book value per common share at period end (1)	$38.74	$38.26	$39.08	$37.12	$37.29	$36.57	$35.86	$34.77
Dividend per common share	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45
Performance Ratios (annualized):
Return on average assets	(2.73)%	(0.01)%	0.65%	0.91%	0.96%	0.86%	1.49%	1.29%
Return on average common equity	(26.67)%	(0.11)%	6.48%	8.80%	9.24%	7.92%	13.57%	11.64%
Return on average tangible common equity (1)	(28.96)%	(0.11)%	7.08%	9.61%	10.08%	8.65%	14.82%	12.67%
Net interest margin	2.40%	2.43%	2.45%	2.43%	2.49%	2.77%	3.14%	3.02%
Efficiency ratio (2)	191.0%	51.1%	48.9%	48.8%	47.2%	51.6%	42.8%	40.6%
Other Ratios:
Allowance for credit losses to total loans (3)	1.33%	1.25%	1.08%	1.05%	1.00%	1.01%	0.97%	1.04%
Allowance for credit losses to total nonperforming loans	110%	109%	131%	119%	268%	1,160%	1,151%	997%
Nonperforming assets to total assets	0.88%	0.79%	0.57%	0.64%	0.28%	0.08%	0.08%	0.09%
Net charge-offs (recoveries) (annualized) to average total loans (3)	0.11%	1.07%	0.60%	0.02%	0.29%	0.05%	0.05%	—%
Tier 1 capital (to average assets)	10.58%	10.26%	10.73%	10.96%	10.84%	11.42%	11.63%	11.55%
Total capital (to risk weighted assets)	15.07%	14.87%	14.79%	14.54%	14.51%	14.74%	14.94%	15.60%
Common equity tier 1 capital (to risk weighted assets)	13.92%	13.80%	13.90%	13.68%	13.55%	13.75%	14.03%	14.64%
Tangible common equity ratio (1)	10.35%	10.03%	10.12%	10.04%	10.21%	10.36%	10.18%	10.52%
Average Balances (in thousands):
Total assets	$12,361,500	$12,784,470	$12,283,303	$11,942,905	$11,960,111	$11,426,056	$11,255,956	$11,431,110
Total earning assets	$11,953,446	$12,365,497	$11,837,722	$11,532,186	$11,546,050	$11,004,817	$10,829,703	$11,030,670
Total loans (3)	$8,003,206	$7,988,941	$7,963,074	$7,795,144	$7,790,555	$7,712,023	$7,379,198	$7,282,589
Total deposits	$9,225,266	$9,501,661	$9,471,369	$8,946,641	$8,514,938	$8,734,125	$9,524,139	$9,907,497
Total borrowings	$1,721,283	$1,832,947	$1,401,917	$1,646,179	$2,102,507	$1,359,463	$411,060	$158,001
Total shareholders' equity	$1,263,627	$1,289,656	$1,238,763	$1,235,162	$1,245,647	$1,240,978	$1,233,705	$1,271,753
(1)A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2)Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3)Excludes loans held for sale.

GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)
(dollars in thousands, except per share data)

	June 30,	March 31,	June 30,
	2024	2024	2023
Tangible common equity
Common shareholders' equity	$1,169,459	$1,259,413	$1,219,766
Less: Intangible assets	(129)	(104,611)	(104,220)
Tangible common equity	$1,169,330	$1,154,802	$1,115,546

Tangible common equity ratio
Total assets	$11,302,023	$11,612,648	$11,034,741
Less: Intangible assets	(129)	(104,611)	(104,220)
Tangible assets	$11,301,894	$11,508,037	$10,930,521

Tangible common equity ratio	10.35%	10.03%	10.21%

Per share calculations
Book value per common share	$38.75	$41.72	$40.78
Less: Intangible book value per common share	(0.01)	(3.46)	(3.49)
Tangible book value per common share	$38.74	$38.26	$37.29

Shares outstanding at period end	30,180,482	30,185,732	29,912,082

	Three Months Ended
	June 30,	March 31,	June 30,
	2024	2024	2023
Average tangible common equity
Average common shareholders' equity	$1,263,627	$1,289,656	$1,245,647
Less: Average intangible assets	(99,827)	(104,718)	(104,224)
Average tangible common equity	$1,163,800	$1,184,938	$1,141,423

Return on average tangible common equity
Net (loss) income	$(83,802)	$(338)	$28,692
Return on average tangible common equity	(28.96)%	(0.11)%	10.08%

Net (loss) income	$(83,802)	$(338)	$28,692
Add back of goodwill impairment	104,168	—	—
Operating net (loss) income (Non-GAAP)	$20,366	$(338)	$28,692
Operating Return on average tangible common equity (Non-GAAP)	7.04%	(0.11)%	10.08%

Efficiency ratio
Net interest income	$71,353	$74,698	$71,811
Noninterest income	5,332	3,589	8,595
Operating revenue	$76,685	$78,287	$80,406
Noninterest expense	$146,491	$39,997	$37,978
Add back of goodwill impairment	(104,168)	—	—
Operating Noninterest expense (Non-GAAP)	42,323	39,997	37,978

Efficiency ratio	191.03%	51.09%	47.23%
Operating Efficiency ratio (Non-GAAP)	55.19%	51.09%	47.23%

Pre-provision net revenue
Net interest income	$71,353	$74,698	$71,811
Noninterest income	5,332	3,589	8,595
Less: Noninterest expense	(146,491)	(39,997)	(37,978)
Pre-provision net revenue	$(69,806)	$38,290	$42,428

Pre-provision net revenue	$(69,806)	$38,290	$42,428
Add back of goodwill impairment	$104,168	$—	$—
Operating Pre-provision net revenue (Non-GAAP)	$34,362	$38,290	$42,428

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, annualized return on average tangible common equity, and the operating annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company calculates the operating annualized return on average tangible common equity ratio by dividing operating net income available to common shareholders, which adds back the goodwill impairment, by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as the significant impact of the goodwill impairment is a one-time event that obscures the operating performance of the company. Further related to other measures, tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
The efficiency ratio is a non-GAAP measure calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. Further, the operating efficiency ratio is measured by dividing non-GAAP noninterest expense, which excludes the goodwill impairment, by the sum of GAAP net interest income and GAAP noninterest income. The Company considers this information important to shareholders as the significant impact of the goodwill impairment is a one-time event that obscures the operating performance of the company.
Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. Operating pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses with the impact of the goodwill impairment added back from the sum of net interest income and noninterest income. The Company considers this information important to shareholders as the significant impact of the goodwill impairment is a one-time event that obscures the operating performance of the company.

	June 30,	March 31,	June 30,
	2024	2024	2023
Net (loss) income	$(83,802)	$(338)	$28,692
Add back of goodwill impairment	104,168	—	—
Operating Net (loss) income (Non-GAAP)	$20,366	$(338)	$28,692

(Loss) earnings per share (diluted)[6]	$(2.78)	$(0.01)	$0.94
Add back of goodwill impairment per share (diluted)	3.45	—	—
Operating earnings (loss) per share (diluted) (Non-GAAP)	$0.67	$(0.01)	$0.94

Operating net (loss) income and operating (loss) earnings per share (diluted) are non-GAAP financial measures derived from GAAP based amounts. The Company calculates operating net (loss) income by excluding from net (loss) income the one-time goodwill impairment of $104.2 million. During the second quarter of 2024, the Company performed an annual impairment test as a result of management's evaluation of current economic conditions, and concluded that goodwill had become impaired, which resulted in an impairment charge of $104.2 million to reduce the carrying value of the Company's goodwill to zero. The Company calculates operating earnings (loss) per share (diluted) by dividing the one-time goodwill impairment of $104.2 million by the weighted average shares outstanding (diluted) for the three and six months ended June 30, 2024. The Company considers this information important to shareholders because operating net (loss) income and operating (loss) earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the impairment charge to allow investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of operating net income (loss) and operating earnings (loss) per share (diluted) to the nearest GAAP measure.
6 For periods ended with a net loss, anti-dilutive financial instruments have been excluded from the calculation of GAAP diluted EPS. Operating diluted EPS calculations include the impact of outstanding equity-based awards for all periods.